EXHIBIT  4

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                                                     CUSIP  NO.  902372  10  1


NUMBER                                                          SHARES
                               TYLERSTONE VENTURES
                                   CORPORATION

                   Authorized Common Stock: 25,000,000 Shares
                               Par Value:  $0.001

THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF


            -Shares of TYLERSTONE VENTURES CORPORATION Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

/s/    "Judith  Mide"                    (SEAL)               /s/ "Edward Skoda"
---------------------                                         ------------------
     Secretary                                   President


Not valid unless countersigned   Countersigned Registered:
By  transfer  agent          NEVADA AGENCY AND TRUST COMPANY     By
                         50 WEST LIBERTY STREET, SUITE 88   Authorized Signature
                              RENO,  NEVADA,  89501